Exhibit 99.1

News Release Contact: Michael Stivala Chief Financial Officer & Chief Accounting Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252
FOR IMMEDIATE RELEASE
Suburban Propane Partners, L.P.
Announces Public Offering of Common Units
     Whippany, New Jersey, August 10, 2009 — Suburban Propane Partners, L.P. (NYSE:SPH) (“Suburban”), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that it has commenced an underwritten public offering of 2,220,000 of its common units representing limited partner interests. Suburban also intends to grant the underwriters a 30 day option to purchase up to 330,000 additional common units to cover over-allotments, if any.
     Suburban intends to use a combination of cash on hand and the net proceeds from the offering, including the proceeds from any exercise of the over-allotment option, to reduce up to $175 million of outstanding indebtedness under its 6.875% senior notes due 2013, subject to its election to increase the amount of senior notes to be repaid. Simultaneously with the launch of this offering of common units, Suburban launched a cash tender offer for its 6.875% senior notes.
     Wells Fargo Securities, BofA Merrill Lynch, Citi and Goldman, Sachs & Co. are acting as representatives of the underwriters for the offering. A copy of the preliminary prospectus supplement and the accompanying base prospectus, which is filed as part of Suburban’s effective shelf registration statement on Form S-3 (File No. 333-161221), may be obtained from:
Wells Fargo Securities
Attn: Equity Syndicate Dept.
375 Park Avenue
New York, New York 10152
(800) 326-5897
equity.syndicate@wachovia.com
BofA Merrill Lynch
4 World Financial Center
New York, New York 10080
Attn: Prospectus Department
Citi
Attn: Prospectus Department
Brooklyn Army Terminal
140 58th Street, 8th Floor
Brooklyn, New York 11220
(800) 831-9146
batprospectusdept@citi.com

Goldman, Sachs & Co.
Prospectus Department
85 Broad Street
New York, New York 10004
telephone: (866)-471-2526, facsimile: (212)-902-9316
prospectus-ny@ny.email.gs.com
     An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus may also be obtained at no charge at the Security and Exchange Commission’s website at www.sec.gov.
     The common units are being offered pursuant to an effective registration statement that Suburban previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction. The offering of the common units will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus, which is filed as part of Suburban’s effective shelf registration statement on Form S-3 (File No. 333-161221).
About Suburban Propane Partners, L.P.
     Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. Suburban serves the energy needs of approximately 900,000 residential, commercial, industrial and agricultural customers through more than 300 locations in 30 states.
Forward-Looking Statements
     This press release includes forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Suburban expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements regarding closing of the offering and the use of proceeds of the offering. These statements reflect Suburban’s expectations or forecasts based on assumptions made by the partnership. These statements are subject to risks including those relating to market conditions, financial performance and results, prices and demand for natural gas and oil and other important factors that could cause actual results to differ materially from our forward looking statements. These risks are further described in Suburban’s reports filed with the Securities and Exchange Commission.
     Any forward-looking statement speaks only as of the date on which such statement is made and Suburban undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.
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